UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2008, VioQuest Pharmaceuticals, Inc. (the “Company”) executed a secured promissory note (the “Note”) payable to Morgan, Lewis & Bockius, LLP (“MLB”), the Company’s legal counsel with respect to intellectual property matters, for $527,849.50 representing outstanding legal fees and related expenses owed by the Company to MLB. The Note becomes due and payable upon the earlier of (a) certain liquidity events, including the receipt of funds from the Company’s sale of Unused Net Operating Losses (“NOL’s”) Carryover under the New Jersey Economic Development Authority’s Technology Business Tax Certificate Transfer Program, or (b) December 31, 2008 and is secured by any proceeds from such sale of NOL’s. The note does not bear interest.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Secured Promissory Note dated September 12, 2008 granted to Morgan, Lewis & Bockius, LLP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: September 15, 2008	By:	/s/ Christopher P. Schnittker
Christopher P. Schnittker
Vice President & Chief Financial Officer

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